Exhibit 10.5

Form of Stock Option Agreement

STOCK OPTION AGREEMENT

          THIS AGREEMENT (the “Agreement”), is made effective as of the [   ] day of [    ], 200[   ] (hereinafter called the “Date of Grant”), between CreXus Investment Corp., a Maryland corporation (hereinafter called the “Company”), and [     ] (hereinafter called the “Participant”):

RECITALS:

          WHEREAS, the Company has adopted the 2009 Equity Incentive Plan for CreXus Investment Corp. (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to certain Participants who have performed or are expected to perform service with the Company’s investment adviser pursuant to the Plan and the terms set forth herein; and

          WHEREAS, the Participant has been designated by the Company to receive the stock option award provided for herein.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

          1. Grant of the Option. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the right and option (the “Option”) to purchase, all or any part of an aggregate of [     ] Shares. The purchase price of the Shares subject to the Option shall be $[   ] per Share (the “Option Price”). The Option is intended to be [a non-qualified stock option] OR [a qualified stock option], and [is not] OR [is] intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

          The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Option to the extent necessary to fulfill this intent.

          2. Vesting.

                    (a) Subject to the Participant’s continued service with the Company’s investment adviser, the Option shall vest and become exercisable as follows [   ]. At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(b) or 2(c) below) is hereinafter referred to as the “Vested Portion.”

                    (b) If the Participant’s service with the Company’s investment adviser or its Affiliates terminates or is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration. If the Participant’s service with the Company’s investment adviser or its Affiliates terminates or is terminated due to death or disability, the vested portion of the Option will be exercisable by the Participant (or, in the event of the Participant’s death, the Participant’s beneficiary) for one year after the Participant’s termination. If the Participant’s service with the Company’s investment adviser or its Affiliates terminates or is terminated for any reason other than death or disability, the vested portion of the Option is exercisable for a period of ninety days following the Participant’s termination. [Nick – Please confirm no exercise cut-off in case of termination for cause]

                    (c) Notwithstanding any other provisions of this Agreement to the contrary, in the event a Change in Control occurs, the Option shall, to the extent not then vested and not previously forfeited, immediately become fully vested and exercisable, subject to Section 10(b) of the Plan.

          3. Exercise of Option.

                    (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the [    ] anniversary of the Date of Grant.

                    (b) Method of Exercise.

                              (i) Subject to Section 3(a), all or any part of the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange, in each case that the Committee shall in its sole discretion determine to be necessary or advisable.

                               (iii) Upon the Company’s determination that the Vested Portion of the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

          4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no right upon the Participant to continue in the employ or service with the Company’s investment adviser and shall not lessen or affect the Company’s investment adviser’s right to terminate the employ or service of such Participant at any time.

          5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, subject to such terms and conditions as the Committee shall require in connection therewith, the Participant may transfer all or part of the Option to an immediate family member of the Participant or to a life transferee of the Participant through a divorce proceeding (each, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such transfer would comply with the requirements of the Plan (including, without limitation, the requirement that no such transfer may result in the imposition of taxation under Section 409A of the Code), this Agreement, and any other terms and conditions as the Committee shall require in connection with such transfer. The Company may issue replacement Option agreements that reflect such transfer, and may require the applicable Permitted Transferee to sign such agreement. Unless otherwise provided pursuant to a replacement Option agreement which reflects such transfer, the terms of any Option so transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in this Agreement to the Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution, (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to Permitted Transferees, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of termination of the Participant’s service with the Company’s investment adviser under the terms of the Plan and this Agreement shall continue to be applied with respect to the Participant and the Permitted Transferees.

          7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its grant, exercise, vesting or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the

Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are not subject to any pledge or other security interest and which have been vested and held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles)) or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.

          8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Vested Portion of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

          9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

          10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS

          11. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option and the Shares issuable upon exercise are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

          12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Entire Agreement. This Agreement and the Plan set forth a complete understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings with respect thereto. Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Employee. The failure of any party to enforce at any time any provision of this Agreement or the Plan shall not be construed to be a waiver of that or any other provision of this Agreement or the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREXUS INVESTMENT CORP.

By:

Name:
Title:

Agreed and acknowledged as of the date first above written:

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By:

Name:
Title: